Exhibit 99.1

     VeriFone Reports Third Quarter Fiscal 2010 Results

     SAN JOSE, CA, - August 24, 2010 – VeriFone Systems, Inc. (NYSE: PAY), the global leader in secure electronic payment solutions today announced financial results for the three months ended July 31, 2010.

     Net revenues for the three months ended July 31, 2010, were $261 million, compared to $241 million of net revenues in the previous quarter, and $211 million for the comparable period of 2009.

     Non-GAAP gross margins were 39%, for the three months ended July 31, 2010, compared to 39% in the prior quarter and 37% for the comparable period of 2009. GAAP gross margins for the three months ended July 31, 2010, were 37% compared to 37% in the prior quarter and 34% for the three months ended July 31, 2009.

     Non-GAAP net income per diluted share, for the three months ended July 31, 2010, was $0.36 per diluted share, compared to $0.29 in the prior quarter and $0.26 per diluted share, for the comparable period in 2009.

     GAAP net income per diluted share for the three months ended July 31, 2010, was $0.21 per diluted share, compared to $0.23 per diluted share in the prior quarter and $0.20 per diluted share, for the comparable period of fiscal 2009. “VeriFone produced its best quarter of revenue and Non-GAAP earnings in the company’s history” said Douglas G. Bergeron, Chief Executive Officer. “We are enjoying very good progress with our transformation to a services-driven solutions business and we are gaining share in our traditional markets as a result,” continued Bergeron.

Third Quarter Highlights

In North America, VeriFone had an outstanding quarter as revenue increased 39% from the comparable period of 2009. Petroleum, Multilane Retail and Payment Enabled Media Solutions were the standout verticals leading the revenue growth.

Internationally, revenue increased 13% compared to the comparable period of 2009. This revenue growth was primarily driven by VeriFone’s Latin American business, which grew 73% from the comparable period of 2009.

VeriFone’s Services revenue increased 66% from the comparable period of 2009. As part of this Services growth, we have now signed over 10,000 merchants to our PAYware Connect gateway offering.

Guidance – Fourth Quarter 2010 and Full Year

     For the fourth quarter ending October 31, 2010, VeriFone now expects to report net revenues in the range of $258 million to $263 million. Non-GAAP net income per diluted share is now projected to be in the range of $0.35 to $0.36.

     For the full year of fiscal 2010, VeriFone expects net revenues to be in the range of $984 million to $989 million. Non-GAAP net income per diluted share is expected to be in the range of $1.26 to $1.27, for the same time period.

-ends-

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Systems, Inc. These risks and uncertainties include: our assumptions, judgments and estimates regarding the impact on our business of the continued uncertainty in the global economic environment and financial markets, our ability to identify and complete acquisitions and strategic investments and successfully integrate them into our business, our ability to protect against fraud, the status of our relationship with and condition of third parties such as our contract manufacturers and key suppliers upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings. For a further list and description of such risks and uncertainties, see our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

About VeriFone Systems, Inc. (www.verifone.com)

VeriFone Systems, Inc. (“VeriFone”) (NYSE: PAY) is the global leader in secure electronic payment solutions. VeriFone provides expertise, solutions and services that add value to the point of sale with merchant-operated, consumer-facing and self-service payment systems for the financial, retail, hospitality, petroleum, government and healthcare vertical markets. VeriFone solutions are designed to meet the needs of merchants, processors and acquirers in developed and emerging economies worldwide.

Additional Resources:

Investor Contact:

William Nettles – Vice President, Corporate Development & IR Tel: 408-232-7979 Email: ir@verifone.com

http://ir.verifone.com/phoenix.zhtml?c=187628&p=irol-irhome

Editorial Contact: Pete Bartolik VeriFone, Inc. Tel: 508-283-4112 Email: pete_bartolik@verifone.com

FINANCIAL MEASURES

     This press release and its attachments include several non-GAAP financial measures, including non-GAAP net revenues; non-GAAP cost of net revenues; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest expense; non-GAAP interest income; non-GAAP other income (expense); non-GAAP income before income taxes; non-GAAP provision for income taxes, non-GAAP net income; non-GAAP net income per share as well as these non-GAAP financial measures as a percentage of net revenues. In order to assist investors, this press release provides consolidated statement of operations information on a non-GAAP basis, reflecting the adjustments made in the non-GAAP measures listed above.

     Reconciliations for the non-GAAP financial measures presented in this press release are provided at the end of this press release.

     Management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. Management believes that these non-GAAP financial measures help it to evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of peer companies. VeriFone’s competitors may, due to differences in capital structure and investment history, record certain income and expense items, including interest, tax, depreciation, amortization, and other non-cash expenses, that differ significantly from VeriFone’s, in a manner that VeriFone’s management believes does not reflect underlying operating performance that is comparable to VeriFone’s. Management also uses these non-GAAP financial measures in VeriFone’s budget and planning process. Management also believes that the presentation of these non-GAAP financial measures is useful to investors in comparing VeriFone’s operating performance in any period with its performance in other periods and with the performance of other companies that represent alternative investment opportunities. These non-GAAP financial measures contain limitations and should be considered as a supplement to, and not as a substitute for, or superior to, disclosures made in accordance with GAAP.

     These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and may therefore differ from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures do not reflect all amounts and costs, such as employee stock-based compensation costs, cash that may be expended for future capital expenditures or contractual commitments, working capital needs, cash used to service interest or principal payments on VeriFone’s debt, income taxes and the related cash requirements, and restructuring charges, associated with VeriFone’s results of operations as determined in accordance with GAAP.

     Furthermore, VeriFone expects to continue to incur income and expense items that are similar to those that are eliminated in the non-GAAP adjustments described herein. Management compensates for these limitations by also relying on the comparable GAAP financial measures.

Note A: Acquisition Related Expenses. VeriFone adjusts certain revenues and expenses that are the result of acquisitions. These adjustments include the amortization of purchased intangible assets and step-down in deferred revenue on acquisition but do not include the fair value adjustments relating to certain contracts acquired as part of an acquisition. These contracts are ones whereby third parties have yet to fulfill their contractual obligations. In addition, we adjust for the settlements of contingencies established at time of acquisition and other acquisition related charges (such as integration charges and certain interest charges). Acquisition related charges also result from events which arise from unforeseen circumstances which often occur outside of the ordinary course of business. Accordingly, VeriFone analyzes the performance of its operations without regard to such expenses. In determining whether any acquisition related revenue or expense adjustment is appropriate, VeriFone takes into consideration, among other things, how such adjustment would or would not aid the understanding of the performance of its operations.

     Note B: Other Charges. VeriFone excludes certain expenses that are the result of either unique or unplanned events which are noted below. It is difficult to estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financials, these expenses may limit the comparability of our on-going operations with prior and future periods. Impairment charges represent non-cash charges, such as impairment of goodwill and intangible assets, which are not reflective of the operational performance of our business. Post-restatement incremental professional services fees include those fees that are incurred for incremental procedures for preparation, review and audit of financial information prior to remediation of any deficiencies, including material weaknesses, in our internal control over financial reporting, and to assist in remediation. These incremental fees enable management to conclude that our consolidated financial statements are in accordance with GAAP. In the case of legal fees for significant litigation and gain or loss on legal settlements, these fees and gains or losses are typically recorded in or around the period in which the matter is concluded or resolved even if the subject matter of the underlying dispute may relate to multiple or different periods. As such, we believe that including these expenses would not necessarily reflect the underlying performance of our business for the periods in which they are incurred. Restructuring charges and gain on extinguishment of debt, which result from unforeseen circumstances and typically occur outside of the ordinary course of business, are excluded from cost of net revenues and operating expenses. In addition, we exclude non-cash interest expense recorded relating to the adoption of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement). Although these events are reflected in our GAAP financials, excluding the effect of these transactions promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations. Foreign currency translation gains or losses related to income or expenses which are excluded in the non-GAAP financial measures are excluded from other income (expense). We believe that it is appropriate to be consistent in the treatment of the underlying transaction and related currency gains or losses. VeriFone also believes providing financial information with and without the income tax effect of excluding items related to our non-GAAP financial measures, provides our management and users of the financial statements with better clarity regarding the on-going performance and future liquidity of our business. Because of these factors, we assess our operating performance with these amounts included and excluded, and by providing this information, we believe that users of our financial statements are better able to understand the financial results of what we consider to be our continuing operations.

     Note C: Restatement Expense. Our Non-GAAP financial measures eliminate the impact of restatement expenses. On December 3, 2007, we announced that our management had identified errors in accounting related to the valuation of in-transit inventory and allocation of manufacturing and distribution overhead to inventory for our fiscal year ended October 31, 2007. Restatement expenses include the cost of the Audit Committee’s independent investigation and professional services expenses incurred to prepare, review and audit restated financial statements for our fiscal year ended October 31, 2007. VeriFone believes excluding these expenses in our non-GAAP measures promotes comparability of our non-GAAP financial results with prior and future periods and best reflects our on-going operations.

     Note D: Stock-Based Compensation Related Items. Our non-GAAP financial measures eliminate the effect of expense for stock-based compensation because they are non-cash expenses that management believes are not reflective of ongoing operating results. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types which affect the calculations of stock-based compensation, we believe that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Stock-based compensation is very different from other forms of compensation. A cash salary or bonus has a fixed and unvarying cash cost. In contrast the expense associated with an award of an option is unrelated to the amount of compensation ultimately received by the employee; and the cost to the company is based on valuation methodology and underlying assumptions that may vary over time and does not reflect any cash expenditure by the company. Furthermore, the expense associated with granting an employee an option is spread over multiple years and may be reversed based on forfeitures which may differ from our original assumptions unlike cash compensation expense which is typically recorded contemporaneously with the time of award or payment.

     Note E: Non-GAAP Net Income per Share Items. VeriFone provides basic and diluted non-GAAP net income per share. The basic non-GAAP net income per share amount was calculated based on our non-GAAP net income and the weighted average number of shares outstanding during the reporting period. The diluted non-GAAP net income per share included additional dilution from potential issuance of common stock, except when such issuances would be anti-dilutive.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

	2010	2009 *	Change (1)	2010	2009 *	Change (1)

Net revenues:

System Solutions	$213,091	$182,198	17.0%	$ 600,653	$541,619	10.9%

Services	48,364	29,050	66.5%	124,914	85,266	46.5%

Total net revenues	261,455	211,248	23.8%	725,567	626,885	15.7%

Cost of net revenues:

System Solutions	133,875	117,848	13.6%	370,703	357,491	3.7%

Amortization of purchased intangible assets	4,455	5,184	-14.1%	13,725	15,493	-11.4%

Total cost of Systems Solutions net revenues	138,330	123,032	12.4%	384,428	372,984	3.1%

Services	27,630	16,220	70.3%	74,528	47,681	56.3%

Total cost of net revenues	165,960	139,252	19.2%	458,956	420,665	9.1%

Gross profit	95,495	71,996	32.6%	266,611	206,220	29.3%

Operating expenses:

Research and development	18,888	15,554	21.4%	53,799	48,450	11.0%

Sales and marketing	24,145	17,079	41.4%	67,035	53,701	24.8%

General and administrative	21,327	8,506	150.7%	61,488	57,471	7.0%

Amortization of purchased intangible assets	3,544	4,835	-26.7%	11,641	15,533	-25.1%

Impairment of goodwill	-	-	nm	-	175,512	nm

Total operating expenses	67,904	45,974	47.7%	193,963	350,667	-44.7%

Operating income (loss)	27,591	26,022	6.0%	72,648	(144,447)	nm

Interest expense	(7,468)	(2,427)	207.7%	(21,856)	(19,217)	13.7%

Interest income	334	259	29.0%	888	1,275	-30.4%

Other income (expense), net	1,478	(4,686)	nm	700	7,685	-90.9%

Income (loss) before income taxes	21,935	19,168	14.4%	52,380	(154,704)	nm

Provision for income taxes	3,396	2,621	29.6%	2,995	592	405.9%

Net income (loss)	$18,539	$16,547	12.0%	$49,385	$(155,296)	nm

Net income (loss) per share:

Basic	$0.22	$0.20		$0.58	$(1.84)

Diluted	$0.21	$0.20		$0.57	$(1.84)

Weighted average shares used in computing net
income (loss) per share:

Basic	85,214	84,475		84,970	84,461

Diluted	87,671	84,565		87,272	84,461

(1) "nm" means not meaningful

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement) .

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

GEOGRAPHIC REVENUE INFORMATION

(IN THOUSANDS, EXCEPT PERCENTAGES)

(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

	2010	2009	Change	2010	2009	Change

United States and Canada	$123,211	$88,911	39%	$318,765	$256,044	24%

Europe	62,120	67,148	-7%	198,031	197,063	0%

Latin America	52,806	30,561	73%	143,917	114,508	26%

Asia	23,318	24,628	-5%	64,854	59,270	9%

	$261,455	$211,248	24%	$725,567	$626,885	16%

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	July 31,	October 31,

	2010	2009 *

Assets

Current assets:

Cash and cash equivalents	$400,462	$324,996

Accounts receivable, net	137,705	157,357

Inventories	111,415	95,921

Other current assets	67,360	43,919

Total current assets	716,942	622,193

Property, plant and equipment, net	45,671	46,978

Purchased intangible assets, net	40,163	52,974

Goodwill	155,501	150,845

Other assets	48,570	44,300

Total assets	$1,006,847	$917,290

Liabilities and Equity

Current liabilities:

Accounts payable	$71,252	$87,094

Income taxes payable	3,208	2,650

Deferred revenue, net	51,419	45,668

Other current liabilities	138,876	104,542

Short-term debt	8,397	5,699

Total current liabilities	273,152	245,653

Deferred revenue, net	20,562	18,294

Long-term debt	465,292	463,165

Other long-term liabilities	120,630	115,759

Noncontrolling interest	683	2,401

Total stockholders' equity	126,528	72,018

Total liabilities and equity	$1,006,847	$917,290

* Amounts were adjusted to reflect the retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended July 31,

	2010	2009 (1)

Cash flows from operating activities

Net income (loss)	$49,385	$(155,296)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:

Impairment of goodwill	-	175,512

Depreciation and amortization, net	35,660	45,561

Stock-based compensation	14,144	17,956

Non-cash interest expense	10,733	10,876

Deferred income taxes	(1,036)	384

Gain on reversal of pre-acquisition contingency	(613)	(14,870)

Gain on extinguishment of debt	(61)	(7,479)

Other	(1,202)	1,564

Net cash provided by operating activities before changes in working capital	107,010	74,208

Changes in operating assets and liabilities:

Accounts receivable, net	31,310	(5,678)

Inventories	(15,294)	69,985

Other assets	(24,094)	13,483

Accounts payable	(16,319)	(6,375)

Income taxes payable	558	877

Deferred revenues, net	7,194	2,957

Other liabilities	11,623	(22,107)

Net cash provided by operating activities	101,988	127,350

Cash flows from investing activities

Purchases of property, plant and equipment	(6,033)	(7,712)

Software development costs capitalized	(2,384)	(1,719)

Acquisitions of businesses, net of cash acquired	(1,896)	(1,330)

Purchases of equity investment	(5,000)	-

Proceeds from disposals of property, plant and equipment	1,632	96

Net cash used in investing activities	(13,681)	(10,665)

Cash flows from financing activities

Repayments of debt and advances against banker's acceptances	(9,536)	(32,481)

Proceeds from advances against banker's acceptances	3,561	8,638

Proceeds from issuance of common stock through equity incentive plans	6,324	70

Acquisitions of businesses - noncontrolling interest (2)	(11,740)	-

Other	-	14

Net cash used in financing activities	(11,391)	(23,759)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,450)	4,726

Net increase in cash and cash equivalents	75,466	97,652

Cash and cash equivalents, beginning of period	324,996	157,160

Cash and cash equivalents, end of period	$400,462	$254,812

(1) Amounts were adjusted to reflect retroactive application of ASC 470-20, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (including partial cash settlement).

(2) Amounts paid for the acquisition of noncontrolling interest was recorded as cash flow from investing activities in our quarterly report on Form 10-Q for the fiscal period ended April 30, 2010 and was reclassified to cash flows from financing activities in the current period.

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

		2010	2009	2010	2009

GAAP Net revenues - System Solutions		$213,091	$182,198	$600,653	$541,619

Non-GAAP Net revenues - System Solutions		$213,091	$182,198	$600,653	$541,619

GAAP Net revenues - Services		$48,364	$29,050	$124,914	$85,266

Amortization of step-down in deferred revenue on acquisition	A	-	123	-	333

Non-GAAP Net revenues - Services		$48,364	$29,173	$124,914	$85,599

GAAP Net revenues		$261,455	$211,248	$725,567	$626,885

Amortization of step-down in deferred revenue on acquisition	A	-	123	-	333

Non-GAAP Net revenues		$261,455	$211,371	$725,567	$627,218

GAAP Cost of net revenues - System Solutions		$138,330	$123,032	$384,428	$372,984

Stock-based compensation	D	(307)	(441)	(659)	(1,100)

Acquisition related and Restructuring costs	A B	(76)	-	(210)	(100)

Reversal of warranty liability established at acquisition	A	-	-	-	2,155

Amortization of purchased intangible assets	A	(4,455)	(5,184)	(13,725)	(15,493)

Non-GAAP Cost of net revenues - System Solutions		$133,492	$117,407	$369,834	$358,446

GAAP Cost of net revenues - Services		$27,630	$16,220	$74,528	$47,681

Stock-based compensation	D	(5)	(33)	(61)	(97)

Acquisition related and Restructuring costs	A B	2	-	(93)	(118)

Amortization of purchased intangible assets	A	(669)	-	(1,534)	-

Non-GAAP Cost of net revenues - Services		$26,958	$16,187	$72,840	$47,466

GAAP Gross profit - System Solutions		$74,761	$59,166	$216,225	$168,635

Stock-based compensation	D	307	441	659	1,100

Acquisition related and Restructuring costs	A B	76	-	210	100

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	4,455	5,184	13,725	15,493

Non-GAAP Gross profit - System Solutions		$79,599	$64,791	$230,819	$183,173

GAAP System Solutions gross margins		35.1%	32.5%	36.0%	31.1%

Stock-based compensation as a % of System Solutions net
revenues	D	0.1%	0.2%	0.1%	0.2%

Acquisition related and Restructuring costs as a % of System
Solutions net revenues	A B	0.0%	0.0%	0.0%	0.0%

Reversal of warranty liability established at acquisition as a % of
System Solutions net revenues	A	0.0%	0.0%	0.0%	-0.4%

Amortization of purchased intangible assets as a % of System
Solutions net revenues	A	2.1%	2.8%	2.3%	2.9%

Non-GAAP System Solutions gross margins		37.4%	35.6%	38.4%	33.8%

GAAP Gross profit - Services		$20,734	$12,830	$50,386	$37,585

Amortization of step-down in deferred revenue on acquisition	A	-	123	-	333

Stock-based compensation	D	5	33	61	97

Acquisition related and Restructuring costs	A B	(2)	-	93	118

Amortization of purchased intangible assets	A	669	-	1,534	-

Non-GAAP Gross profit - Services		$21,406	$12,986	$52,074	$38,133

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

		2010	2009	2010	2009

GAAP Services gross margins		42.9%	44.2%	40.3%	44.1%

Amortization of step-down in deferred revenue on acquisition as
a % of Services net revenues	A	0.0%	0.4%	0.0%	0.4%

Stock-based compensation as a % of Services net revenues	D	0.0%	0.1%	0.0%	0.1%

Acquisition related and Restructuring costs as a % of Services
net revenues	A B	0.0%	0.0%	0.1%	0.1%

Amortization of purchased intangible assets as a % of Services
net revenues	A	1.4%	0.0%	1.2%	0.0%

Non-GAAP Services gross margins		44.3%	44.5%	41.7%	44.5%

GAAP Gross profit		$95,495	$71,996	$ 266,611	$206,220

Amortization of step-down in deferred revenue on acquisition	A	-	123	-	333

Stock-based compensation	D	312	474	720	1,197

Acquisition related and Restructuring costs	A B	74	-	303	218

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	5,124	5,184	15,259	15,493

Non-GAAP Gross profit		$101,005	$77,777	$ 282,893	$221,306

GAAP Gross margins		36.5%	34.1%	36.7%	32.9%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.0%	0.1%	0.0%	0.1%

Stock-based compensation as a % of net revenues	D	0.1%	0.2%	0.1%	0.2%

Acquisition related and Restructuring costs as a % of net
revenues	A B	0.0%	0.0%	0.0%	0.0%

Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	0.0%	-0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	2.0%	2.5%	2.1%	2.5%

Non-GAAP Gross margins		38.6%	36.8%	39.0%	35.3%

GAAP Research and development		$18,888	$15,554	$53,799	$48,450

Stock-based compensation	D	(659)	(1,199)	(1,926)	(3,693)

Acquisition related and Restructuring costs	A B	10	-	10	(829)

Non-GAAP Research and development		$18,239	$14,355	$51,883	$43,928

GAAP Sales and marketing		$24,145	$17,079	$67,035	$53,701

Stock-based compensation	D	(2,201)	(2,042)	(6,044)	(5,690)

Acquisition related and Restructuring costs	A B	(10)	-	(10)	(1,127)

Non-GAAP Sales and marketing		$21,934	$15,037	$60,981	$46,884

GAAP General and administrative, impairment of goodwill, and
amortization of purchased intangible assets		$24,871	$13,341	$73,129	$248,516

Stock-based compensation	D	(2,290)	(1,631)	(5,454)	(7,376)

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	-	102	(1,094)	(7,299)

Acquisition related and Restructuring costs	A B	(912)	7,172	(2,148)	5,462

Impairment of goodwill	B	-	-	-	(175,512)

Amortization of purchased intangible assets	A	(3,544)	(4,835)	(11,641)	(15,533)

Non-GAAP General and administrative		$18,125	$14,149	$52,792	$48,258

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

		2010	2009	2010	2009

GAAP Operating expenses		$67,904	$45,974	$193,963	$350,667

Stock-based compensation	D	(5,150)	(4,872)	(13,424)	(16,759)

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	-	102	(1,094)	(7,299)

Acquisition related and Restructuring costs	A B	(912)	7,172	(2,148)	3,506

Impairment of goodwill	B	-	-	-	(175,512)

Amortization of purchased intangible assets	A	(3,544)	(4,835)	(11,641)	(15,533)

Non-GAAP Operating expenses		$58,298	$43,541	$165,656	$139,070

GAAP Operating income (loss)		$27,591	$26,022	$72,648	$(144,447)

Amortization of step-down in deferred revenue on acquisition	A	-	123	-	333

Stock-based compensation	D	5,462	5,346	14,144	17,956

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	-	(102)	1,094	7,299

Acquisition related and Restructuring costs	A B	986	(7,172)	2,451	(3,288)

Impairment of goodwill	B	-	-	-	175,512

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	8,668	10,019	26,900	31,026

Non-GAAP Operating income		$42,707	$34,236	$117,237	$82,236

GAAP Operating margin		10.6%	12.3%	10.0%	-23.0%

Amortization of step-down in deferred revenue on acquisition as
a % of net revenues	A	0.0%	0.1%	0.0%	0.1%

Stock-based compensation as a % of net revenues	D	2.1%	2.5%	1.9%	2.9%

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies as a % of net revenues	A B C	0.0%	0.0%	0.2%	1.2%

Acquisition related and Restructuring costs as a % of net
revenues	A B	0.4%	-3.4%	0.3%	-0.5%

Impairment of goodwill as a % of net revenues	B	0.0%	0.0%	0.0%	28.0%

Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	0.0%	-0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	3.3%	4.7%	3.7%	4.9%

Non-GAAP Operating margin		16.3%	16.2%	16.2%	13.1%

GAAP Interest expense		$(7,468)	$(2,427)	$(21,856)	$(19,217)

Acquisition related interest charges	A	453	(4,479)	1,258	(3,170)

Non-cash interest expense	B	3,677	3,415	10,733	10,560

Non-GAAP Interest expense		$(3,338)	$(3,491)	$(9,865)	$(11,827)

GAAP Interest income		$334	$259	$888	$1,275

Non-GAAP Interest income		$334	$259	$888	$1,275

GAAP Other income (expense), net		$1,478	$(4,686)	$700	$7,685

Other charges	A B	(1,277)	4,296	(2,622)	(1,626)

Gain on debt extinguishment	B	-	-	(61)	(7,479)

Non-GAAP Other expense, net		$201	$(390)	$(1,983)	$(1,420)

VERIFONE SYSTEMS, INC. AND SUBSIDIARIES

RECONCILIATIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

(UNAUDITED)

	Three Months Ended July 31,			Nine Months Ended July 31,

		2010	2009	2010	2009

Non-GAAP Income before income taxes		$39,904	$30,614	$ 106,277	$70,264

GAAP Provision for income taxes		$3,396	$2,621	$2,995	$592

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	4,585	5,951	23,570	19,082

Non-GAAP Provision for income taxes (1)		$7,981	$8,572	$26,565	$19,674
Non-GAAP Income tax rate (1)		20%	28%	25%	28%

GAAP Net income (loss)		$18,539	$16,547	$49,385	$(155,296)

Amortization of step-down in deferred revenue on acquisition	A	-	123	-	333

Stock-based compensation	D	5,462	5,346	14,144	17,956

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies	A B C	(824)	(285)	(270)	2,503

Acquisition related and Restructuring costs	A B	986	(7,172)	2,451	(3,288)

Impairment of goodwill	B	-	-	-	175,512

Reversal of warranty liability established at acquisition	A	-	-	-	(2,155)

Amortization of purchased intangible assets	A	8,668	10,019	26,900	31,026

Non-cash interest expense	B	3,677	3,415	10,733	10,560

Gain on debt extinguishment	B	-	-	(61)	(7,479)

Income tax effect of non-GAAP exclusions and changes in
valuation allowance	B	(4,585)	(5,951)	(23,570)	(19,082)

Total Non-GAAP Net income		$31,923	$22,042	$79,712	$50,590

Non-GAAP Net income per share:

Basic	E $	0.37	$0.26	$0.94	$0.60

Diluted	E $	0.36	$0.26	$0.91	$0.60

Weighted average shares used in computing Non-GAAP net
income per share:

Basic	E	85,214	84,475	84,970	84,461

Diluted	E	87,671	84,565	87,272	84,510

GAAP Net income (loss) as a % of net revenues		7.1%	7.8%	6.8%	-24.8%

Amortization of step-down in deferred revenue on acquisition as a
% of net revenues	A	0.0%	0.1%	0.0%	0.1%

Stock-based compensation as a % of net revenues	D	2.1%	2.5%	1.9%	2.9%

Other – restatement charges, SOX remediation, legal settlement
and settlement of contingencies as a % of net revenues	A B C	-0.3%	-0.1%	0.0%	0.4%

Acquisition related and Restructuring costs as a % of net
revenues	A B	0.4%	-3.4%	0.3%	-0.5%

Impairment of goodwill as a % of net revenues	B	0.0%	0.0%	0.0%	28.0%

Reversal of warranty liability established at acquisition as a % of
net revenues	A	0.0%	0.0%	0.0%	-0.3%

Amortization of purchased intangible assets as a % of net
revenues	A	3.3%	4.7%	3.7%	4.9%

Non-cash interest expense as a % of net revenues	B	1.4%	1.6%	1.5%	1.7%

Gain on debt extinguishment as a % of net revenues	B	0.0%	0.0%	0.0%	-1.2%

Income tax effect of non-GAAP exclusions and changes in
valuation allowance as a % of net revenues	B	-1.8%	-2.8%	-3.2%	-3.0%

Total Non-GAAP Net income as a % of non-GAAP net revenues		12.2%	10.4%	11.0%	8.1%

(1) The non-GAAP tax rate used in our Non-GAAP reconciliation was changed in the fiscal third quarter 2010 from 28% to 20%. The drop in the non-GAAP tax rate increased our non-GAAP Net income per share by three cents for the three and nine months ended July 31, 2010.